UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: JANUARY 24, 2005

(DATE OF EARLIEST EVENT REPORTED: JANUARY 18, 2005)

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 18, 2005, MTC Technologies, Inc., a Delaware corporation (the “Company”) and its wholly owned subsidiary, MTC Technologies, Inc., an Ohio corporation, entered into a definitive agreement with David A. Spencer, the shareholder of OnBoard Software, Inc., a Texas corporation (“OnBoard”), to purchase all the outstanding capital stock of OnBoard.

Headquartered in San Antonio, Texas, and founded in late 1996, OnBoard is a Texas corporation that was 100% owned by Founder, Chairman, and Chief Executive Officer, David Spencer, with approximately $15 million in revenue and 75 employees. OnBoard’s customer base consists primarily of the U.S. Air Force and large prime contractors for the Department of Defense, and it supports programs with technical development for a wide range of innovative and cost-effective hardware/software systems.

The purchase price for 100% of the outstanding capital stock of OnBoard was $34.1 million paid in cash on January 19, 2005, when the transaction closed. It is also anticipated that the Company will realize future income tax benefits with a net present value of approximately $7.0 million in future periods as the result of the OnBoard shareholder agreeing to a Section 338(h)(10) election under the Internal Revenue Code of 1986. In addition, OnBoard’s shareholder may receive additional cash payments through 2007 if certain operating goals are achieved.

A copy of the press release announcing the transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference. The summary of the transaction described above is qualified by reference to the stock purchase agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The above statement regarding anticipated future income tax benefits resulting from this acquisition is a forward-looking statement that is subject to risks and uncertainties that could cause the actual results to differ materially from that implied by the forward-looking statement. These risks and uncertainties include: risks related to the growth of our FAST program, including strains on resources and decreases in operating margins; federal government audits and cost adjustments; differences between authorized amounts and amounts received by us under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; our ability to attract and retain qualified personnel; our ability to retain contracts during re-bidding processes; pricing pressures; undertaking acquisitions that might increase our costs or liabilities or be disruptive; integration of acquisitions; and changes in general economic and business conditions. This statement reflects the Company’s current belief and is based upon information currently available to it, and the Company specifically disclaims any obligation to update this statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The exhibits listed below are being furnished pursuant to Item 9.01.

Ex.2.1	Stock Purchase Agreement, dated as of January 18, 2005, by and among MTC Technologies, Inc., a Delaware corporation, MTC Technologies, Inc. (formerly known as Modern Technologies Corp.), an Ohio corporation, and David A. Spencer*

Ex.99.1	Press release, dated January 19, 2005

*	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005

MTC TECHNOLOGIES, INC.

/s/ Michael Gearhardt
Michael Gearhardt
Chief Financial Officer

EXHIBIT INDEX

Ex. 2.1	Stock Purchase Agreement, dated as of January 18, 2005, by and among MTC Technologies, Inc., a Delaware corporation, MTC Technologies, Inc. (formerly known as Modern Technologies Corp.), an Ohio corporation, and David A. Spencer*

Ex. 99.1	Press Release, dated January 19, 2005

*	Pursuant to Item 601(b)(2) of Regulation S-K, MTC Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request